Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 http://www.globalscape.com/company/contact.aspx

GLOBALSCAPE ENHANCED FILE TRANSFER SERVERTM RECEIVES CERTIFICATE OF NETWORTHINESS

New Certificate Provides Upgrade Path for US Army and other Government Customers

SAN ANTONIO, Texas - October 26, 2009 - GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced that Enhanced File Transfer (EFT) Server 6.1 has received the Certificate of Networthiness (CoN) from the US Army Network Technology Command (NETCOM). The CoN states that, "GlobalSCAPE's EFT Server will be used to secure or improve upon existing measures for transmitting data over the LandWarNet. EFT Server's file management software ensures compliance with Government regulations on protecting information and allows enterprises to reduce IT costs, increase efficiency, track and audit transactions, and automate processes."

The CoN received for Enhanced File Server 6.1 allows GlobalSCAPE to deliver this highly scalable, managed file transfer solution across all organizations using or managing automated information systems that integrate or interoperate with any portion of the Army Enterprise Infostructure (AEI). The LandWarNet, in particular, delivers data and information to the Army's brigades, battalions, and lower echelons, enabling the distributed operations required to support net-centric operations.

The CoN process also applies to all Department of Defense (DoD), Joint, Combined, Federal, non-DoD, and Coalition weapon and information systems, National Security Systems (NSS), and all infrastructure programs that use or have interoperability requirements with the AEI. The broad applicability of the CoN potentially provides significant sales opportunities for GlobalSCAPE.

"We believe there has been pent up demand for Enhanced File Transfer Server within the DoD and broader national security markets," says Jim Morris, president and CEO of GlobalSCAPE. "This latest version of our managed file transfer server solution now has the certifications and validations necessary for wider market adoption."

GlobalSCAPE's Managed File Transfer (MFT) products, including Enhanced File Transfer Server™ , Secure FTP Server™ and its industry-leading CuteFTP® product family, allow organizations to intelligently and securely manage sensitive information in motion and at rest, across multiple locations and with customers and business partners. GlobalSCAPE also provides wide area file services (WAFS) solutions that help customers collaborate across wide area networks at local area network speeds. GlobalSCAPE's MFT and WAFS solutions ensure the highest levels of compliance with government data security and privacy regulations, along with corporate security policies and mandates.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) and wide area file services (WAFS) solutions for securely exchanging critical information over the Internet, within an enterprise, and with business partners. Since the release of Cute FTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE's products, visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2008 calendar year, filed with the Securities and Exchange Commission on March 31, 2009.